UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2012

DGT Holdings Corp.
(Exact name of registrant as specified in its charter)

New York	0-3319	13-1784308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pine Aire Drive, Bay Shore, New York		11706
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 231-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 6, 2012, DGT Holdings Corp. (the “Company”), along with our wholly-owned subsidiary RFI Corporation (“RFI”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Ultra Electronics Defense, Inc. (the “Purchaser”), an affiliate of Ultra Electronics Holdings plc, a UK corporation.

Under the terms of the Asset Purchase Agreement, the Company has agreed to sell (the “Asset Sale”) its power conversion business, which is currently operated by RFI, to the Purchaser for the purchase price of $12,500,000 (the “Purchase Price”) (subject to a potential working capital adjustment), payable in cash.  $1,250,000 of the Purchase Price is to be held in escrow to serve as security for payments in satisfaction of certain of the Company’s and RFI’s indemnification obligations and $237,000 of the Purchase Price is to be held in escrow to cover any potential net working capital adjustment.  The Purchaser has also agreed to lease the RFI facility in Bay Shore, New York following the Asset Sale.

The obligations of each of the parties to consummate the Asset Sale are subject to customary conditions, including, among other things, the conclusion of a review by the Committee on Foreign Investment in the United States with respect to national security concerns, the approval of at least two-thirds of the outstanding shares of our common stock, and the exercise by the holders of no more than 10% of the outstanding shares of our common stock of their statutory appraisal or dissenters’ rights with respect to the Asset Sale.

The Asset Purchase Agreement contains normal and customary representations and warranties.  The Asset Purchase Agreement also contains indemnification provisions pursuant to which the Company and RFI have agreed to indemnify the Purchaser for certain losses, including with respect to certain environmental, litigation, export compliance and other matters.

The Asset Purchase Agreement includes various covenants, including, that the Company (i) not engage in a competing business for a period of 5 years or make certain solicitations for a period of 3 years, (ii) conduct the power conversion business in the ordinary course, (iii) call a meeting of the Company’s shareholders to consider the Asset Sale, (iv) make efforts to novate government contracts, and (v) obtain the consent of People’s United Bank under the People’s Bank Loan agreement with respect to the Asset Sale or satisfy the People’s Bank Loan Agreement.

The Asset Purchase Agreement may be terminated (i) by mutual written consent of the parties, (ii) if the closing of the Asset sale has not occurred by December 6, 2012, (iii) if certain approvals were not obtained, (iv) if there has been a Seller Material Adverse Change (as defined in the Asset Purchase Agreement), (v) if the holders of more than 10% of the outstanding shares of our common stock exercise their statutory appraisal or dissenters’ rights with respect to the Asset Sale, and in certain other circumstances.  We have agreed to pay to the Purchaser a termination fee of $725,000 if, among other things, (i) approval of our shareholders of the Asset Sale is not obtained, (ii) we fail to submit the Asset Sale to a vote of our shareholders, (iii) we change our recommendation with respect to the Asset Sale or endorse an Acquisition Proposal, or (iv) if the holders of more than 10% of the outstanding shares of our common stock exercise their statutory appraisal or dissenters’ rights with respect to the Asset Sale.

The Company’s Board has unanimously approved the Asset Purchase Agreement.  Steel Partners Holdings L.P., a Delaware limited partnership (“SPH”) which holds approximately 51.5% of the Company’s outstanding shares, has entered into a stockholder agreement (the “Stockholder Agreement”) with the Purchaser, dated June 6, 2012, pursuant to which SPH has agreed to vote in favor of the Asset Sale, subject to the terms and conditions set forth in the Stockholder Agreement, which is filed as Exhibit 99.1 hereto.

The description of the Asset Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.  The Asset Purchase Agreement has been included to provide investors and shareholders with information regarding its terms.  It is not intended to provide any other factual information about the Company, RFI, or the Purchaser.  The Asset Purchase Agreement contains representations and warranties that the parties to the Asset Purchase Agreement made to and solely for the benefit of each other.  Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Asset Purchase Agreement.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Asset Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, proxy statements and other documents that the Company files with the U.S. Securities and Exchange Commission (the “SEC”).

Additional Information and Where to Find It

In connection with the proposed transaction, DGT Holdings Corp. plans to file a proxy statement with the SEC. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to our shareholders. Shareholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by us with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and our other filings with the SEC may also be obtained from us. Free copies of our filings may be obtained by writing to the Corporate Secretary, DGT Holdings Corp., 100 Pine Aire Drive, Bay Shore, New York 11706 or by calling our Corporate Secretary at (631) 231-6400.

Item 8.01	Other Events.

On June 6, 2012, the Company issued a press release announcing the entry into the Asset Purchase Agreement.  A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibits

2.1	Asset Purchase Agreement, dated as of June 6, 2012, by and among Ultra Electronics Defense, Inc., DGT Holdings Corp. and RFI Corporation.

99.1	Stockholder Agreement, dated as of June 6, 2012, by and between Ultra Electronics Defense, Inc., and Steel Partners Holdings L.P.

99.2	Press Release dated June 6, 2012 (announcing entry into the Asset Purchase Agreement).

Forward-Looking Statements

This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations about future events.  These statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual events may differ materially from what is expressed in such forward-looking statements due to numerous factors.  These include uncertainties as to the timing of the closing of the sale transaction; uncertainties as to whether shareholders will approve the sale transaction; the possibility that competing offers for the assets will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers and other business partners. Further information and risks regarding factors that could affect our business, operations, financial results or financial positions are discussed from time to time in DGT Holdings Corp.’s SEC filings and reports, and will be discussed in the proxy statement that DGT Holdings Corp. will provide to shareholders in connection with a special meeting to approve the transaction. We want to caution you not to place undue reliance on any forward-looking statements.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGT HOLDINGS CORP.
(Registrant)

Date: June 7, 2012	By:	/s/ Mark A. Zorko
Mark A. Zorko Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibits

2.1	Asset Purchase Agreement, dated as of June 6, 2012, by and among Ultra Electronics Defense, Inc., DGT Holdings Corp. and RFI Corporation.

99.1	Stockholder Agreement, dated as of June 6, 2012, by and between Ultra Electronics Defense, Inc., and Steel Partners Holdings L.P.

99.2	Press Release dated June 6, 2012 (announcing entry into the Asset Purchase Agreement).